UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2004

InVision Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-28236	94-3123544

(Commission File Number)	(IRS Employer Identification No.)

7151 Gateway Boulevard, Newark, CA	94560

(Address of principal executive offices)	(Zip Code)

(510) 739-2400
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Material Definitive Agreement.

     On October 30, 2004, InVision Technologies, Inc., General Electric Company and Jet Acquisition Sub, Inc. entered into a waiver letter under which, subject to specified conditions and undertakings, among other things:

•	InVision and General Electric waived until December 27, 2004 the rights that either party may have to terminate the Agreement and Plan of Merger Agreement dated as of March 15, 2004, among InVision, General Electric and Jet Acquisition Sub because the merger had not been completed by October 31, 2004;

•	General Electric and Jet Acquisition Sub, Inc. waived various closing conditions with respect to the matters disclosed to the Department of Justice;

•	InVision and General Electric agreed that, unless otherwise agreed to by InVision and General Electric, the acquisition of InVision by General Electric would not be completed until there has been a resolution (including through an acceptable settlement) with the Department of Justice of the matters disclosed to the Department of Justice, and InVision agreed not to enter into such a resolution without the consent of General Electric, which consent would not be unreasonably withheld or delayed; and

•	InVision agreed to use its reasonable best efforts to reach a resolution with the Department of Justice, and General Electric agreed to cooperate with InVision in this regard.

     The foregoing description of the waiver letter is qualified in its entirety by reference to the complete terms of the waiver letter, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and which is incorporated herein by this reference.

Item 9.01: Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit
No.	Document
99.1	Waiver Letter dated October 30, 2004 among InVision Technologies, Inc., General Electric Company and Jet Acquisition Sub, Inc.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVISION TECHNLOGIES, INC.
Date: October 30, 2004	By:	/s/ Ross Mulholland
Ross Mulholland
Chief Financial Officer

Exhibit Index

Exhibit
No.	Document
99.1	Waiver Letter dated October 30, 2004 among InVision Technologies, Inc., General Electric Company and Jet Acquisition Sub, Inc.